EXHIBIT 10.16

AMENDMENT NO. 3 TO LEASE AGREEMENT

THIS AMENDMENT NO. 3 TO LEASE AGREEMENT ("Amendment") is made and entered into effective as of January 1, 2018 (the "Effective Date"), between CETF PROPERTIES, LLC, a New York limited liability company (the "Landlord") and MTI INSTRUMENTS INC., a New York incorporated company (the "Tenant").

RECITALS

WHEREAS, Carl E. Touhey and Tenant entered into a lease agreement dated as of August 10, 1999 (the "Lease") and amended on September 29, 2009 and May 2, 2014.

WHEREAS, Carl E. Touhey assigned the Lease to Landlord as of January 1, 2018, which assignment necessitates an amendment of the Lease providing for Tenant's direct procurement of cleaning and janitorial services for the leased premises (the "Lease").

WHEREAS, the parties have agreed to amend the Lease as set forth herein.

NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree, as follows:

1.   Recitals. The foregoing recitals are incorporated herein as if set forth at length. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Lease. All references herein to the Lease shall include the Lease as modified by this Amendment.

2.    Modification of Lease Terms.

a.        The base rate for the lease term shall be:

1/1/2018 - 11/30/2018 - $196,020.00/year; $16,335.00/month; $11.25/square foot

12/1/2018 - 11/30/2019 - $200,376.00/year; $16,698.00/month; $11.50/square foot

b.        The following paragraph is added to Article 9:

Tenant, as a requirement of this Lease, will engage GPM Services, LLC pursuant to the agreement attached as Schedule A (the "GPM Agreement") to provide the following services at the Premises: (1) janitorial service and waste disposal; (2) daily cleaning services on weekdays (including restrooms in Tenant's premises); (3) restroom supplies; (4) window washing with reasonable frequency, as determined by Landlord but no less than Spring and Fall; and (5) lighting replacement during business hours (for building standard lights, but not for any special tenant lights, which will be replaced at Tenant's sole cost and expense). Tenant is required to engage GPM Services, LLC at all times during the term of the Lease. For the convenience of the Tenant, Tenant may make all payments due under the GPM Agreement directly to Landlord, as nominee for GPM Services, LLC, on a monthly basis with its regular monthly rental payment. Landlord agrees to remit such payments to GPM Services, LLC on a timely basis.

c.         Section 16.2 of the Lease is deleted in its entirety and replaced with the following:

The Landlord will furnish the premises, at Landlord's cost, with those services customarily provided in comparable office buildings in the vicinity of the project, including (1) water and sewer; and (2) snow and ice removal on sidewalks, parking lot and loading dock area. Landlord may provide, but will not be obligated to provide, any such services on holidays or weekends. Landlord will not provide cleaning or janitorial services at the Premises.

d.         Section 19 (d) is deleted in its entirety and replaced with the following:

Supply any service to be provided by Landlord to Tenant according to this lease; or

e.       Exhibit D, Item 4 of the Rules and Regulations is deleted in its entirety and replaced with the following:

No Tenant will employ any person or persons other than GPM Services, LLC for the purpose of cleaning the premises, unless otherwise agreed to by Landlord in writing. Any breach by GPM Services, LLC of its obligations under the new Agreement will be considered as a breach of the Landlord under the modified lease and subject to Lease section 24.4. The Tenant upon 60 day written notice to Landlord, may elect to provide for cleaning services. In such case the Landlord shall provide a monthly rent abatement of $1,815.00.

f.          Exhibit E of the Lease is deleted in its entirety.

3.   Ratification. Except as amended by this Amendment, the Lease is hereby ratified, confirmed and approved in all respects.

4.   Provisions Binding. All rights and liabilities given to or imposed upon either of the parties to this Amendment shall extend to and are binding upon the parties hereto and their respective successors and assigns.

5.   Entire Agreement. This Amendment (a) together with the Lease contains the entire agreement between the Landlord and Tenant with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties, (b) may not be modified or amended except by written agreement signed by the parties, (c) will be governed by the laws of New York, without regard to principles of conflicts of laws and (d) may be executed by facsimile signature and in one or more counterparts, each of which will be deemed an original, and all of which when taken together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Schedule A

Janitorial Service Agreement

This agreement for janitorial services between MTI Instruments Inc. ("Client") and GPM Services, LLC ("Provider") is made and entered into as of 01/01/2018.

Client's property located at 325 Washington Ave. Ext., Albany, NY as identified in a Lease with CETF Properties, LLC, as amended, ("Property") will be serviced by Provider in accordance with the following terms.

1.  SCOPE OF SERVICE

Provider will provide cleaning services every weekday, excluding holidays. The Provider will continue to provide its services in a manner and to a standard of quality as provided to the Client previously by the original landlord.

2.  TERM

Provider will begin cleaning services on 01/01/2018. This agreement shall terminate coincidental with the termination of the lease with CETF Properties, LLC, as amended.

3.  PAYMENT

Payment in the amount of:

$21,780.00/year; $1,815.00/month; $1.25/square foot.

shall be made monthly, without an invoice from Provider.

4.  ACCESS REQUIREMENT

Client will provide Provider access to the Property, and to all areas of the Property scheduled to be cleaned at the scheduled time.

5.  APPLICABLE LAW AND VENUE

The terms of this agreement will be governed by the laws of the State of New York.

6.  ASSIGNMENT

The rights and obligations created for Client under this agreement may not be assigned to any other party without the written consent of the Client, which shall not be unreasonably withheld.

7.  INDEMNIFICATION

Each party agrees to indemnify and hold harmless the other party and its employees, members, landlord, successors, and assigns, from any claims, liabilities, losses, damages, and expenses asserted against the other party and arising out of the indemnifying party's negligence, willful misconduct, and negligent performance of, or failure to perform, any of its duties or obligations under this agreement. The provisions of this indemnification are solely for the benefit of the parties hereto and not intended to create or grant any rights, contractual or otherwise, to another person or entity.

8.  FORCE MAJEURE

Provider and any of its employees or agents shall not be deemed to be in breach of this agreement for any delay or failure in performance caused by reasons out of its reasonable control, including acts of God or a public enemy; natural calamities; failure of a third party to perform; changes in the laws or regulations; actions of any civil, military or regulatory authority; power outage or other disruptions of communication methods or any other cause which would be out of the reasonable control of Provider.

9. SEVERANCE

In the event that one or more of the provisions of this agreement shall be found unenforceable, illegal or invalid, it shall not affect any other provisions of this agreement, and this agreement shall be construed as if the provision found to be unenforceable, illegal or invalid had never been contained in the agreement, or the unenforceable, illegal or invalid provision shall be construed, amended and/or reformed to be made enforceable, legal and valid.

10. WAIVER OF CONTRACTUAL RIGHT

The failure of either party to enforce any provision of this agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this agreement.

11. ENTIRE AGREEMENT

This agreement contains the entire agreement of the parties, and there are no other promises or conditions in any other agreement whether oral or written concerning the subject matter of this agreement. This agreement supersedes any prior written or oral agreements between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized representatives as of the date first above written.